Exhibit 23 (a)(iii)



                                   SCHEDULE A
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                     OF THE
                                FUNDVANTAGE TRUST

                             SCHEDULE OF PORTFOLIOS


                Portfolio                                   Classes                         Board Approval Date
                ---------                                   -------                         -------------------

          MBIA High Yield Fund                       Retail/Institutional                    January 22, 2007

 MBIA Multi-Sector Inflation Protection Fund         Retail/Institutional                    January 22, 2007

    MBIA Core Plus Fixed Income Fund                 Retail/Institutional                    January 22, 2007

MBIA Municipal Inflation Protection Fund             Retail/Institutional                    January 22, 2007

               Lateef Fund                          Class A/Class C/Class I                   August 2, 2007

Boston Advisors US Small Cap Equity Fund                 Institutional                       December 14, 2007

Boston Advisors International Equity Fund                Institutional                       December 14, 2007